Exhibit 23
                                   ----------





Consent of Independent Registered Public Accounting Firm






Nevada Chemicals, Inc.


We consent to the incorporation by reference in Registration Statement No. 333-30733 of Nevada Chemicals, Inc. on Form S-8 of our report, March 2, 2005, appearing in this Annual Report on Form 10-K of Nevada Chemicals, Inc. for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/TANNER LC



Salt Lake City, Utah
March 14, 2005